UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐           Soliciting Material Under Rule 14a-12

SENSIENT TECHNOLOGIES CORPORATION
(Name of Registrant as Specified in Its Charter)

FRONTFOUR CAPITAL GROUP LLC
FRONTFOUR MASTER FUND, LTD.
EVENT DRIVEN PORTFOLIO, A SERIES OF UNDERLYING FUNDS TRUST
FRONTFOUR CAPITAL CORP.
FRONTFOUR OPPORTUNITY FUND LTD.
STEPHEN LOUKAS
DAVID A. LORBER
ZACHARY GEORGE
JAMES R. HENDERSON
JAMES E. HYMAN
WILLIAM E. REDMOND, JR.

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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FRONTFOUR MASTER FUND, LTD.

March 18, 2014

Dear Fellow Shareholder:

FrontFour Master Fund, Ltd. (“FrontFour Master”) and the other participants in this solicitation (collectively, “FrontFour” or “we”) are the beneficial owners of an aggregate of 762,935 shares of common stock, par value $0.10 per share, of Sensient Technologies Corporation, a Wisconsin corporation (“Sensient” or the “Company”).  For the reasons set forth in the attached Proxy Statement, we do not believe the Board of Directors (the “Board”) of the Company is acting in the best interests of its shareholders.  We are therefore seeking your support at the Company’s upcoming 2014 annual meeting of shareholders (the “Annual Meeting”) scheduled to be held on Thursday, April 24, 2014, at 2:00 p.m., Central Daylight Time, at the Trump International Hotel, 401 North Wabash Avenue, Chicago, Illinois, for the following purposes:

1.
To elect FrontFour Master’s four (4) director nominees (the “Nominees”), to the Board in opposition to four (4) of the Company’s director nominees, to serve until the 2015 annual meeting of shareholders or until their respective successors are duly elected and qualified;

2.
To give an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company’s proxy statement;

3.	To consider and act upon the Company’s proposal to approve the Sensient Technologies Corporation Incentive Compensation Plan for Elected Corporate Officers;

4.	To ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors of the Company for 2014; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board is currently composed of nine (9) directors, all of whom are up for election at the Annual Meeting.  Through the attached Proxy Statement, we are soliciting proxies to elect not only our four (4) Nominees, but also the candidates who have been nominated by the Company other than James A.D. Croft, William V. Hickey, Kenneth P. Manning and Essie Whitelaw.  This gives shareholders who wish to vote for our Nominees the ability to vote for a full slate of nine (9) nominees in total.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.  There is no assurance that any of the Company’s nominees will serve as directors if our Nominees are elected.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GREEN proxy card today.  The attached Proxy Statement and the enclosed GREEN proxy card are first being furnished to the shareholders on or about March 18, 2014.

If you have already voted a proxy card furnished by the Company’s management, you have every right to change your votes by signing, dating and returning a later dated GREEN proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at their address and toll-free numbers listed below.

Thank you for your support,

/s/ Stephen E. Loukas

Stephen E. Loukas
FrontFour Master Fund, Ltd.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of FrontFour’s proxy materials,
please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
437 Madison Avenue, 28th Floor
New York, N.Y. 10022
(212) 297-0720
Call Toll-Free at: (855) 208-8903
E-mail: info@okapipartners.com

2014 ANNUAL MEETING OF SHAREHOLDERS
OF
SENSIENT TECHNOLOGIES CORPORATION

_________________________

PROXY STATEMENT
OF
FRONTFOUR MASTER FUND, LTD.
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GREEN PROXY CARD TODAY

FrontFour Master Fund, Ltd. (“FrontFour Master”), FrontFour Capital Group LLC (“FrontFour Capital”), Event Driven Portfolio, a series of Underlying Funds Trust (the “Event Driven Portfolio”), FrontFour Capital Corp. (“FrontFour Corp.”), FrontFour Opportunity Fund Ltd. (the “Canadian Fund”), Stephen Loukas, David A. Lorber, Zachary George (collectively referred to herein as “FrontFour” or “we”) are shareholders of Sensient Technologies Corporation, a Wisconsin corporation (“Sensient” or the “Company”).  We are writing to seek your support for the election of our four (4) director nominees to the board of directors of the Company (the “Board”) at the annual meeting of shareholders scheduled to be held on Thursday, April 24, 2014, at 2:00 p.m., Central Daylight Time, at the Trump International Hotel, 401 North Wabash Avenue, Chicago, Illinois (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).  This Proxy Statement and the enclosed GREEN proxy card are first being furnished to shareholders on or about March 18, 2014.

This Proxy Statement and the enclosed GREEN proxy card are being furnished to shareholders of the Company by FrontFour in connection with the solicitation of proxies from the Company’s shareholders for the following purposes:

1.
To elect FrontFour Master’s four (4) director nominees, James R. Henderson, James E. Hyman, Stephen E. Loukas and William E. Redmond, Jr., (each a “Nominee” and, collectively, the “Nominees”), to the Board, to serve until the 2015 annual meeting of shareholders or until their respective successors are duly elected and qualified, in opposition to four (4) of the Company’s incumbent directors;

2.
To give an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company’s proxy statement;

3.	To consider and act upon the Company’s proposal to approve the Sensient Technologies Corporation Incentive Compensation Plan for Elected Corporate Officers (the “Incentive Plan”);

4.	To ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors of the Company for 2014; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board is currently composed of nine (9) directors, all of whom are up for election at the Annual Meeting.  With this Proxy Statement, we are soliciting proxies to elect not only our four (4) Nominees, but also the candidates who have been nominated by the Company other than James A.D. Croft, William V. Hickey, Kenneth P. Manning and Essie Whitelaw.  This gives shareholders who wish to vote for our Nominees the ability to vote for a full slate of nine (9) nominees in total.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.  There is no assurance that any of the Company’s nominees will serve as directors if our Nominees are elected.  Further, since our Nominees would comprise less than a majority of the Board, if elected, there can be no assurance that any actions or changes proposed by our Nominees will be adopted or supported by the Board, or that any actions or changes proposed by our Nominees will enhance shareholder value.  It is our hope, however, that if shareholders vote to elect our Nominees at the Annual Meeting, then the Board will give serious consideration to any ideas, plans or proposals for enhancing shareholder value that one or more of our Nominees may recommend to the full Board.

The Company has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as February 28, 2014 (the “Record Date”).  The mailing address of the principal executive offices of the Company is 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.  Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were 50,199,509 shares of common stock, par value $0.10 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting.  As of the Record Date, the members of FrontFour and the Nominees collectively owned an aggregate of 762,935 shares of Common Stock, which represents approximately 1.5% of the shares of Common Stock outstanding.  FrontFour intends to vote such shares of Common Stock FOR the election of the Nominees, in a manner consistent with the recommendation of Institutional Shareholder Services Inc. (“ISS”), a leading proxy advisory firm, with respect to the non-binding advisory vote on executive compensation and the Company’s proposal to approve the Incentive Plan, as described herein, and FOR the ratification of the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors of the Company for 2014.

THIS SOLICITATION IS BEING MADE BY FRONTFOUR AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  FRONTFOUR IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS DESCRIBED HEREIN.  SHOULD OTHER MATTERS, WHICH FRONTFOUR IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GREEN PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

FRONTFOUR URGES YOU TO SIGN, DATE AND RETURN THE GREEN PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY MANAGEMENT TO THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF THE NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO FRONTFOUR, C/O OKAPI PARTNERS, WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our GREEN proxy card are available at www.OkapiVote.com/Sensient

IMPORTANT

Your vote is important, no matter how many shares of Common Stock you own.  We urge you to sign, date, and return the enclosed GREEN proxy card today to vote FOR the election of our Nominees.

•
If your shares of Common Stock are registered in your own name, please sign and date the enclosed GREEN proxy card and return it to FrontFour c/o Okapi Partners LLC (“Okapi Partners”) in the enclosed envelope today.

•
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GREEN voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.  Remember, you can vote for our four independent Nominees only on our GREEN proxy card.  So please make certain that the latest dated proxy card you return is the GREEN proxy card.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of FrontFour’s proxy materials,
please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
437 Madison Avenue, 28th Floor
New York, N.Y. 10022
(212) 297-0720
Call Toll-Free at: (855) 208-8903
E-mail: info@okapipartners.com

BACKGROUND TO SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

❖	On July 25, 2013, FrontFour reached out to Sensient management to schedule a conference call to discuss the Company, its business operations, financial performance and outlook.

❖
On August 1, 2013, FrontFour had a call with management to discuss the Company’s business and operational opportunities.  On this call, FrontFour expressed its concern with the Company’s R&D budget, level of spending on capital expenditures, change in business strategy, and significant turnover of senior management in recent years.  Management informed FrontFour that Paul Manning, the Company’s then President and Chief Operating Officer and now current President and Chief Executive Officer (“CEO”), planned to meet with investors and sell-side analysts before the 2013 year end and that FrontFour would be invited to such meetings.  FrontFour was never invited to any such meetings.

❖
Throughout September 2013 to January 2014, FrontFour made numerous attempts to have additional conversations with the Company.  Management only responded on January 2, 2014 and stated that they were in a blackout period and FrontFour would have to wait to speak with the Company until after earnings were released for the quarter and year ended December 31, 2013.

❖
On February 10, 2014, after the Company’s earnings were released for the quarter and year ended December 31, 2013, FrontFour reached out to management to schedule a conference call.  The Company responded and a call was scheduled for February 11, 2014.  On February 11, 2014, management sent an email to FrontFour canceling the call.  Management did not respond to FrontFour’s efforts to reschedule the call.

❖	On February 19, 2014, FrontFour delivered a letter to Sensient notifying Sensient of its intent to nominate the Nominees for election to the Board at the Annual Meeting.

❖
Also on February 19, 2014, FrontFour issued an open letter to shareholders of the Company expressing its serious concerns regarding the Company’s continued operational shortfalls in the Flavors & Fragrances (“F&F”) division, poor stock price performance, bloated cost structure, decreasing free cash flow generation, poor return on invested capital, and failure to return capital to shareholders.  Specifically, FrontFour noted that despite significant increases in capital expenditures, operating income margins within the F&F division and the Company’s free cash flow have declined.  FrontFour expressed its belief that such operational shortfalls were reflected in Sensient’s stock price which has significantly underperformed over the past 3 and 5 years vs. the Russell 2000, the Company’s self-defined peer group (e.g. the peer group defined in the Company’s proxy materials), as well as when directly compared against the Company’s U.S. peer, International Flavors & Fragrances.  FrontFour also expressed concern with the Company’s gross margins that have significantly underperformed the Company’s peers.  FrontFour argued, among other things, that Sensient should look to streamline its cost structure, optimize its R&D spending, improve its working capital position, and return up to $350 million of capital to shareholders through a stock buyback.  FrontFour concluded that with the appointment of a new CEO with limited experience and a shift in strategy within the F&F division, shareholders should protect their interests through the addition of meaningful, independent representation on the Board.

❖
On February 20, 2014, Sensient issued a press release responding to FrontFour’s open letter to shareholders.  In the press release, the Company indicated that it would strongly oppose the Nominees, claiming FrontFour’s motives were for short-term gains that are not in the long-term interests of shareholders.  Sensient also argued that their strategy was delivering results and they were opposed to undertaking an unduly large stock buyback or sale of one or more business units.

❖
On March 4, 2014, the Company issued a press release announcing that its Board had increased its regular quarterly cash dividend and approved plans to repurchase up to 2 million shares, or 4%, of the Company’s common stock over the next 12 months.  The Company also announced plans to initiate a restructuring program to eliminate underperforming operations and consolidate manufacturing facilities.  The Company indicated that its actions were largely based on feedback from shareholders.

❖
On March 10, 2014, FrontFour issued an open letter to shareholders commenting on Sensient’s recent announcements regarding restructuring initiatives and plans to repurchase shares.  FrontFour believed the announced measures were reactionary and do not go far enough to address Sensient’s prolonged underperformance.  FrontFour also set the record straight on FrontFour’s efforts to engage Sensient before nominating directors for election at the Annual Meeting.

❖
On March 13, 2014, Sensient issued a press release announcing the appointment of a lead independent director and that, beginning in December 2014, 100% of the equity grants to Company officers under its long-term equity incentive plan, would be performance-based in accordance with performance requirements established by the Board’s Compensation and Development Committee.  Previously, 50% of equity grants were performance-based.

*             *             *             *

REASONS FOR THE SOLICITATION

FrontFour is a value, event-driven investment manager which seeks to make passive investments in partnership with strong management teams and defensible business models.  In rare instances, where a management team is unable to operate a business in a manner consistent with the full potential of the enterprise or corporate governance shortfalls create a misalignment of interests such that they impede the creation of shareholder value, FrontFour has been an agent for change.  We are soliciting your support to elect our four (4) Nominees at the Annual Meeting because we do not believe the current Board has been capable of creating value for shareholders.  Specifically, the current Board has overseen weak operating and financial performance, resulting in Sensient’s stock trading significantly below its intrinsic value.  In addition, despite significant increases in capital expenditures, the Company has failed to see returns above their cost of capital or margin expansion, with EBITDA margins approximately 300 basis points below its direct competitors.

With an average tenure of 13 years and a lack of significant ownership by Board members, we question whether the Board’s interest are adequately aligned with shareholders, particularly in light of what we believe to be questionable compensation practices that do not appear to align pay with performance.   We do not believe these concerns will be remedied unless the Board is reconstituted with the addition of new, independent directors.  Accordingly, we have nominated four (4) highly qualified independent director nominees.   Our Nominees are committed to exercising their independent judgment in all matters before the Board and, if elected, they will attempt to work constructively with the other members of the Board to address these concerns and to ensure that the interests of all shareholders are protected.

We are concerned with the Company’s weak operating and financial performance which we believe is a result of poor capital allocation and an inflated cost structure.

Sensient has long projected that the combination of increasing capital expenditures to modernize and expand their facilities and increasing SG&A to expand their sales force, extend their distribution system, and augment their technical specialties, would result in higher margins for the F&F division.  Unfortunately, the exact opposite has occurred.  As illustrated in the charts below, capital expenditures have more than doubled from $47.7 million in 2009 to $104.2 million in 2013 and SG&A spending, excluding R&D spending, has increased from approximately $193 million in 2009 to approximately $239 million in 2013.

Source: Company filings	Source: Company filings

Over the same period, operating income margins have declined within the F&F segment, from 16.1% in 2009 to 13.9% in 2013, and in 14 out of the past 16 quarters on a year over year basis.

The Company's free cash flow has also declined significantly from $90.6 million in 2009 to $49.3 million in 2013, which represents a free cash flow margin (free cash flow divided by revenues) of 3.4%, the lowest in its peer group.  As shown below, return on invested capital (“ROIC”) has suffered as well, even in light of an increased capital expenditure budget.

We believe Sensient’s operating structure has significant inefficiencies and has perpetuated duplicative plant level and business functions.  For example, while the Company has significantly more production facilities than its peer group (48 facilities vs. on average 34 facilities, respectively), the Company’s sales per facility in 2013 was only approximately $31 million versus approximately $103.5 million on average for its peer group.  We believe this demonstrates a lack of focus in the Company’s cost structure, as further reflected in the Company’s sub-optimal gross profit performance.  In addition, the Company's consolidated gross margins are significantly below that of its peer group despite the strength of its Color business as illustrated in the chart below.

We believe our Nominees can refocus the Company on its core competencies through targeted R&D spending.  We believe this should lead to better returns on capital expenditure projects, which will help to address the Company’s poor ROIC metrics.

We believe the Company’s operational shortfalls are reflected in Sensient's poor stock price performance.

Sensient’s stock price has significantly underperformed over the past 5 years compared to its self-defined peer group, the Russell 2000 Index, and the Standard & Poor’s Midcap Specialty Chemicals Index, as shown in the charts below.

Total Return Performance (%)
350
300
250
200
150
100
50
0
-50
2008
2009
2010
2011
2012
2013
Sensient
Self-Defined Peer Group
Sensient
Russell 2000 Index
S&P Midcap Specialty Chemical Index

Source: Bloomberg.

	2008	2009	2010	2011	2012	2013
Sensient	0%	16%	65%	72%	66%	131%
Self-Defined Peer Group	0%	53%	92%	115%	187%	329%
Russell 2000 Index	0%	29%	62%	54%	80%	150%
S&P Midcap Specialty Chemical Index	0%	60%	121%	156%	253%	341%
Average	0%	47%	92%	109%	173%	273%
Sensient Performance Vs. Average	**0%**	**-32%**	**-27%**	**-36%**	**-107%**	**-142%**

Source: Bloomberg.

Despite the Company’s underperformance, Sensient has a culture of generously compensating its executives, evidenced by a serious disconnect in pay for performance also noted by leading corporate governance advisory firms.

We are deeply troubled that the Board and Compensation and Development Committee continue to generously compensate management despite the Company’s lagging performance.  For example, up until recent changes announced in October 2013, Sensient’s long-term incentive plan for executive officers was not based on any pay for performance metrics.  The only requirement to full vesting was meeting the time elapsed requirement.  Only in response to receiving unfavorable recommendations from two of the leading corporate governance advisory firms, ISS and Glass Lewis & Co., LLC, and further input from shareholders, did the Company take steps to revise its compensation practices to provide for at least 50% of Sensient’s equity grants to elected officers to consist of performance units.  In addition, not until we filed a preliminary draft of this proxy statement on March 5, 2014, highlighting these concerns with Sensient’s long-term incentive plan, did the Company announce on March 13, 2014, that, beginning in December 2014, 100% of the equity grants to Company officers under its long-term incentive plan, would be performance-based in accordance with performance requirements established by the Board’s Compensation and Development Committee.

In its report for the 2013 annual meeting of shareholders, ISS recommended that shareholders vote AGAINST the Company’s proposal to ratify its named executive officers’ compensation for the fiscal year 2012 and AGAINST the Company’s amended and restated 2007 stock plan (the “2007 Plan”).

In its 2013 report, ISS had the following remarks relating to former CEO Kenneth Manning’s compensation received in fiscal year 2012, “The decision to award the CEO a significant time-based restricted stock grant at the same level as 2011, together with substantially above-target short-term payouts, following a year of lagging TSR performance and three years of generally flat performance on both TSR and operational metrics, indicates a misalignment between CEO pay and performance.”

With respect to the 2007 Plan, ISS also noted, “ISS has identified a pay-for-performance disconnect, driven in part by sizable time-based equity grants to the CEO. On average NEOs have received 70 percent of equity awards over the past three years, with 32 percent of awards delivered on the CEO. As equity awards have contributed to a pay-for-performance disconnect, and these awards are concentrated among the NEOs, a vote AGAINST the plan amendment is warranted.”

Since 2010, Glass Lewis & Co., LLC has also continuously given Sensient’s compensation practices a compensation grade of D.

Notwithstanding this disconnect between pay and performance, Sensient’s senior executives are also paid in excess to peer companies of similar size and industry.

Remarkably, the total compensation for Sensient’s five top executives was $16.9 million in fiscal 2013, which represents almost 15% of total net income for 2013.

We strongly believe that such excessive compensation packages despite the Company’s poor performance raises serious questions regarding the independence of the Board and Compensation Committee and the ability and willingness of the Board to protect shareholders’ best interests.

We question whether the interests of management and the Board are properly aligned with shareholders given management and the Board’s lack of sufficient stock ownership.

Based on our review of the Company’s public filings, we believe management and members of the Board directly own, in the aggregate, approximately 2% of the outstanding stock of the Company, with the Board directly owning just 0.25% of Sensient’s outstanding common stock (excluding the ownership of former CEO and current Chairman of the Board, Kenneth Manning).  Perhaps more troubling is the fact that, over the past 10 years, former CEO and current Chairman of the Board, Kenneth Manning, and current CFO, Richard Hobbs, have exercised and/or sold stock and options close to $70 million.

We believe that management and the Board’s collective lack of a substantial ownership interest in shares of Sensient has affected the Board’s ability to properly evaluate and address the serious challenges facing the Company.

We believe Sensient’s Board needs the addition of truly independent directors and more than reactive changes to improve the Company’s operational and stock performance.

With an average tenure of 13 years, we believe change on the Board is critical to ensure renewed focus and commitment on delivering shareholder value.  Yet, the Board has only added one new independent director (Edward H. Cichurski) in the past 8 years, whose independence is arguable given that prior to his nomination to the Board in 2013, he served as a consultant to the Company from 2007 until his nomination in 2013.

In addition, the Board’s recently adopted initiatives to undertake a restructuring plan to reduce costs and return capital to shareholders through a stock buyback program, announced less than 2 weeks following our open letter to shareholders on February 19, 2014 (in which we, among other things, emphasized the need to reduce the Company’s cost structure and utilize its cash to return capital to shareholders), appear reactive rather than proactive, particularly, when you consider that CEO Paul Manning stated the following on the Company’s 2013 Q4 earnings call held February 10, 2014:

“Well, specific to restructuring, we don’t have any plans for 2014 at this time, but really like any good company, we’re always looking to make improvements and I think we have a lot of improvements to be made in return on invested capital.  There is still a lot of improvements that we could make internally from a cost standpoint, whether it’s consolidations or looking at headcount in certain areas.  So I would tell you that anything is on the table, but again no definitive plans, as I’m sitting here right now.”

We believe our Nominees have the right experience and qualifications to move Sensient in the right direction.

Sensient is a strong business with a great product offering.   However, much work is needed for the Company to reach its full potential.  We believe our four (4) Nominees have the qualifications and experience necessary to assist the Board with addressing the challenges identified above and in taking the necessary steps to enhance shareholder value.

James R. Henderson has significant executive and financial experience, including currently serving, since August 2013, as interim Chief Executive Officer of School Specialty, Inc. (“School Specialty”), a company that provides education-related products, programs and services, Chief Executive Officer of WebFinancial Corporation, the predecessor entity of Steel Partners Holdings L.P. (“Steel Holdings”), a global diversified holding company that owns and operates businesses and has significant interests in leading companies in a variety of industries, including diversified industrial products, energy, defense, banking, insurance, and food products and services, from June 2005 until April 2008, Chief Executive Officer of WebBank, a wholly-owned subsidiary of Steel Holdings, from November 2004 to May 2005, and acting Chief Executive Officer of ECC International Corp. (“ECC”), a manufacturer and marketer of computer controlled simulators for training personnel to perform maintenance and operation procedures on military weapons, from July 2002 until March 2003, among others.  Since joining School Specialty, Mr. Henderson has implemented an aggressive process improvement program to maintain sales with significant annualized cost savings and has consolidated the company’s distribution centers, resulting in stabilized sales and increased cash flow. Within one-year of becoming CEO of ECC, Mr. Henderson restructured the company and sold it at a 75% premium to its market price.  Mr. Henderson has also served on 9 public company boards, including School Specialty, GenCorp, Inc., DGT Holdings Corp., formerly known as Del Global Technologies Corp., SL Industries Inc., Point Blank Solutions, Inc., BNS Holding, Inc., Angelica Corporation, EnPro Industries, Inc., and ECC.  FrontFour believes that Mr. Henderson’s substantial experience advising, managing and serving as a director of various public companies will provide the Board with well-developed leadership skills and the ability to promote the best interests of all shareholders.

James E. Hyman has significant executive and related industry experience, currently serving as the President and Chief Executive Officer of TestAmerica Laboratories, Inc. (“TestAmerica”), the nation’s largest laboratory network providing advanced testing services for environmental assessment, monitoring and remediation serving major industrial corporations at over 90 locations in the U.S. and globally, since May 2011.  Since joining TestAmerica, the company has expanded operating margins by over 250 basis points, reduced debt by over 35%, and sold a non-core subsidiary.  From January 2005 until its sale to Geo Group in August 2010, Mr. Hyman served as Chairman and CEO of Cornell Companies, Inc. (“Cornell”), a leading provider of corrections and treatment services to government agencies.  During his six years leading Cornell, Mr. Hyman delivered 8% compound annual growth of revenues, 37% compound growth of operating income, turned the company from a loss to earning 12% return on capital, and increased the company’s stock price by over 120%, among other things.  Mr. Hyman has served on the board of directors of Grosvenor Americas, an operating company of Grosvenor Group Limited, a privately owned global property group with assets under management exceeding $18 billion, Mac-Gray Corporation, a nation-wide leader in laundry facilities management until its sale to an investment firm in January 2014 that resulted in an increase share price of 73%, and Mega-Cities Project, a nonprofit organization focused on urban development issues in the world’s largest cities. FrontFour believes that Mr. Hyman’s depth of experience serving as a director of two public companies as well as his diverse business leadership roles with large, global private companies will allow him to bring an “operator’s perspective” to the Board.  FrontFour also believes his extensive experience in Europe and executive positions with global management responsibilities will allow him to assist the Board with the challenges facing the Company’s international business.

Stephen E. Loukas has significant financial and investment experience and currently serves as a Partner and Portfolio Manager of FrontFour Capital.  Mr. Loukas previously served in senior management positions at Credit Suisse Securities, Pirate Capital, LLC, an event-driven hedge fund, and Scotia Capital, and as a director of Xinergy Corp., a thermal and metallurgical coal producer.  Mr. Loukas has extensive broad-based knowledge of the specialty chemical industry due to overseeing FrontFour’s extensive positions within the industry.  Additionally, Mr. Loukas was intimately involved in the firm’s investments in Ferro Corporation and Zoltek Companies, Inc., which yielded significant value creation for shareholders.  FrontFour believes that Mr. Loukas’ significant financial and industry background will allow him to provide valuable advice and guidance to the Board.

William E. Redmond, Jr. has significant executive and related industry experience, including, previously serving as Chief Executive Officer and a director of General Chemical Corporation, a manufacturer of performance chemicals.  Mr. Redmond previously served in such capacity at its publicly-traded predecessor, GenTek Inc.  Mr. Redmond became a director of GenTek Inc. in November 2003 and CEO in May 2005 when the company’s stock was trading at approximately $10 per share.  Through a series of acquisitions, divestitures, an operating restructuring and improved strategies, GenTek Inc. was sold in a take-private transaction in October 2009 at $38 per share.  Mr. Redmond remained CEO of the private entity, General Chemical Corporation, until it was sold in January 2014 at a price which delivered a 3.5x return on invested capital to the take-private shareholders.  Mr. Redmond has also served on the board of directors of Visteon Corporation, a leading global automotive supplier, GT Technologies, Inc., a provider of precision valve actuation components to Tier One automotive and heavy duty engine manufacturers in the Americas and Europe, Amports, Inc., a privately-held North American automobile processer, Rotech Healthcare Inc., a provider of home medical equipment and services, Eddie Bauer Holdings, Inc., Arch Wireless Inc. and USA Mobility, Inc.  FrontFour believes that Mr. Redmond’s wealth of board and senior management experience will make him a valued contributor to the Board.

If elected, our Nominees will represent a minority of the Board.  However, our Nominees will aim to work with the rest of the Board to conduct a rigorous analysis of management and the Board’s current strategy on a rationally risk-adjusted basis, as well as a review of all available alternatives to enhance value.  On the basis of publicly available information, our Nominees would also seek to, subject to fulfilling their fiduciary duties and working with the remainder of the Board:

à	Introduce a culture that is accountable and performance-driven;

à	Undertake a comprehensive operational restructuring geared towards significant cost reductions with an emphasis on execution and timeliness;

à	Provide management with the strategic, operational, and financial oversight necessary to focus efforts on improving margins;

à	Centralize and optimize R&D expenditures in a targeted manner playing to Sensient’s geographic and product strengths;

à	Improve capital allocation and optimize the Company’s working capital;

à	Evaluate the Company’s compensation practices to better align performance with pay;

à	Explore all means to return capital to shareholders, including through a more robust buyback program while maintaining an investment grade credit rating; and

à	Consider dispositions of non-core assets and bolt-on acquisitions to fill out Sensient’s product portfolio and expand upon technical capabilities.

Our Nominees are committed only to maximizing value for all shareholders over the long term.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board is currently composed of nine (9) directors whose terms expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect not only our four (4) Nominees, but also the candidates who have been nominated by the Company other than James A.D. Croft, William V. Hickey, Kenneth P. Manning and Essie Whitelaw.   This gives shareholders who wish to vote for our Nominees the ability to vote for a full slate of nine (9) nominees in total.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.  There is no assurance that any of the Company’s nominees will serve as directors if our Nominees are elected.

Each of our Nominees, if elected, will be expected to serve for a one-year term and until their respective successors have been duly elected and qualified.  Your vote to elect the Nominees will have the legal effect of replacing four (4) incumbent directors of the Company with the Nominees.  If elected, the Nominees will represent a minority of the members of the Board and therefore it is not guaranteed that they will have the ability to enhance shareholder value.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments.  The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company is set forth above in the section entitled “Reasons For Our Solicitation.”  This information has been furnished to us by the Nominees.  The Nominees are citizens of the United States of America.

James R. Henderson, age 56, has served as Chairman of the Board of School Specialty, Inc., a company that provides education-related products, programs and services, since June 2013 and has also served as its interim Chief Executive Officer since August 2013.   He was a Managing Director and operating partner of Steel Partners LLC, a subsidiary of Steel Partners Holdings L.P. (“Steel Holdings”), a global diversified holding company that owns and operates businesses and has significant interests in leading companies in a variety of industries, including diversified industrial products, energy, defense, banking, insurance, and food products and services, until April 2011.  He was associated with Steel Partners LLC and its affiliates from August 1999 until April 2011.  Mr. Henderson has served as a director of GenCorp Inc., a manufacturer of aerospace and defense products and systems with a real estate business segment, since March 2008.  He served as a director of DGT Holdings Corp., a manufacturer of proprietary high-voltage power conversion subsystems and components, from November 2003 until December 2011.  Mr. Henderson also served as a director of SL Industries, Inc., a company that designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment, from January 2002 until March 2010.  Mr. Henderson was an Executive Vice President of SP Acquisition Holdings, Inc., a company formed for the purpose of acquiring one or more businesses or assets, from February 2007 until October 2009.  He was a director of Angelica Corporation, a provider of healthcare linen management services, from August 2006 until August 2008.   Mr. Henderson was a director and Chief Executive Officer of the predecessor entity of Steel Holdings, WebFinancial Corporation, from June 2005 until April 2008, President and Chief Operating Officer from November 2003 until April 2008, and was the Vice President of Operations from September 2000 until December 2003.  He was also the Chief Executive Officer of WebBank, a wholly-owned subsidiary of Steel Holdings, from November 2004 until May 2005.  Mr. Henderson was a director of ECC International Corp., a manufacturer and marketer of computer controlled simulators for training personnel to perform maintenance and operation procedures on military weapons, from December 1999 until September 2003 and was acting Chief Executive Officer from July 2002 until March 2003.  He served as the Chairman of the Board of Point Blank Solutions, Inc. (“Point Blank”), a designer and manufacturer of protective body armor, from August 2008 until October 2011, Chief Executive Officer from June 2009 until October 2011, and was acting Chief Executive Officer from April 2009 until May 2009.  Mr. Henderson was also the Chief Executive Officer and Chairman of the Boards of certain subsidiaries of Point Blank.  On April 14, 2010, Point Blank and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.  The Chapter 11 petitions are being jointly administered under the caption “In re Point Blank Solutions, Inc., et. al.” Case No. 10-11255, which case is ongoing.  He served as the Chief Executive Officer of Point Blank Enterprises, Inc., the successor to the business of Point Blank, from October 2011 until September 2012.

James E. Hyman, age 54, has served as the President and Chief Executive Officer of TestAmerica Laboratories, Inc., the nation’s largest laboratory network providing advanced testing services for environmental assessment, monitoring and remediation serving major industrial corporations at over 90 locations in the U.S. and globally, since May 2011.  In addition, Mr. Hyman has served as a Board Member of Grosvenor Americas (“Grosvenor”), an operating company of Grosvenor Group Limited, a privately owned global property group with assets under management exceeding $18 billion, since February 2011.  He has also served as Chairman of the Audit Committee and a member of the Compensation Committee of Grosvenor during this period.  Mr. Hyman served as a director of Mac-Gray Corporation, a nation-wide leader in laundry facilities management, and member of its Compensation Committee, from May 2013 until the sale of that company in January 2014.  He served as Chairman and Chief Executive Officer of Cornell Companies, Inc., a provider of government services, from 2005 until its sale in August 2010.  Before 2005, Mr. Hyman held executive and operating positions with Starwood Hotels & Resorts Worldwide, GE Capital, McKinsey & Company and JP Morgan.  Since 2000, he has served as Board Chairman of the non-profit Mega-Cities Project, an organization focused on urban development issues in the world’s largest cities.  Mr. Hyman received an MBA with Distinction from the Harvard Business School and an AB with Honors from the University of Chicago.

Stephen E. Loukas, age 36, is a Partner and Portfolio Manager of FrontFour Capital.  Prior to joining FrontFour Capital, Mr. Loukas was a Director at Credit Suisse Securities, where he was a Portfolio Manager and Head of Investment Research within the Multi-Product Event Proprietary Trading Group, from May 2006 until December 2008.  From January 2005 until March 2006, he was a senior investment analyst at Pirate Capital, LLC, an event-driven hedge fund.  Prior to that, Mr. Loukas spent five years in the Corporate Finance & Distribution Group of Scotia Capital, where he focused on the structuring and syndication of leveraged loans and high yield debt across all industries for corporate and leverage-buyout borrowers.  Mr. Loukas started his career at Zolfo Cooper, a financial restructuring firm, where he assisted corporate clients in the development and implementation of operational and financial restructuring plans.  He previously served as a director of Xinergy Corp., a thermal and metallurgical coal producer.

William E. Redmond, Jr., age 54, served as Chief Executive Officer and a director of General Chemical Corporation, a manufacturer of performance chemicals, from October 2009 until January 2014.  He served as Chief Executive Officer and a director of GenTek Inc., the publicly-traded predecessor of General Chemical Corporation, from May 2005 until October 2009.  He served as a director of Visteon Corporation, a leading global automotive supplier, from October 2010 until May 2011.  Mr. Redmond has served as a director of GT Technologies, Inc., a provider of precision valve actuation components to Tier One automotive and heavy duty engine manufacturers in the Americas and Europe, since October 2009.  He has served as Chairman of the Board of Amports, Inc., a privately-held North American automobile processer, since April 2010.  He has served as a director of Rotech Healthcare Inc., a provider of home medical equipment and services, since October 2013.  He has previously served as a director of Eddie Bauer Holdings, Inc., Arch Wireless Inc. and USA Mobility, Inc.  Mr. Redmond has served as an executive officer and/or director of eighteen (18) different public and private companies since 1996.

Mr. Henderson’s principal business address is 203 East Jefferson Street, Falls Church, Virginia 22046.  Mr. Hyman’s principal business address is c/o TestAmerica Laboratories, Inc., 19 Old Kings Highway South, Darien, Connecticut 06820.  Mr. Redmond’s principal business address is c/o FrontFour Capital Group LLC, 35 Mason Street, 4th Floor, Greenwich, Connecticut 06830.  Mr. Loukas’ principal business address is c/o FrontFour Capital Group LLC, 35 Mason Street, 4th Floor, Greenwich, Connecticut 06830.

As of the date hereof, Mr. Loukas does not directly own any securities of the Company.  Mr. Loukas, as a managing member and principal owner of FrontFour Capital and a principal owner of FrontFour Corp., may be deemed to beneficially own the aggregate of 762,935 shares beneficially owned by FrontFour Capital and FrontFour Corp, including 52,000 shares of Common Stock underlying certain call options exercisable within 60 days hereof. As of the date hereof, neither of Messrs. Henderson, Hyman or Redmond owns beneficially or of record any securities of the Company and neither has made any purchases or sales of any securities of the Company during the past two years.

Each of the Nominees may be deemed to be a member of the Group (as defined below) for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly may be deemed to beneficially own the shares of Common Stock owned directly by the other members of the Group.  Each of the Nominees specifically disclaims beneficial ownership of such shares of Common Stock that he does not directly own.  For information regarding purchases and sales during the past two years by the Nominees and by the members of the Group of securities of the Company that may be deemed to be beneficially owned by the Nominees, see Schedule I.

FrontFour Master and certain of its affiliates have signed letter agreements, pursuant to which they agreed to indemnify each of Messrs. Henderson, Hyman and Redmond against claims arising from the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting and any related transactions.

On February 19, 2014, FrontFour Master, FrontFour Capital, the Event Driven Portfolio,  FrontFour Corp., the Canadian Fund, David A. Lorber, Zachary George and the Nominees (collectively the “Group”) entered into a Solicitation Agreement pursuant to which, among other things the Group agreed, (a) to solicit proxies or written consents for the election of the Nominees to the Board at the Annual Meeting (the “Solicitation”), and (ii) that all expenses incurred in connection with the Solicitation shall be paid by FrontFour Master and its affiliates.

Other than as stated herein, and except for compensation received by Mr. Loukas as an employee of FrontFour Capital, there are no arrangements or understandings between members of FrontFour and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.  None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

Each Nominee, if elected as a director of the Company, would be an “independent director” within the meaning of (i) the New York Stock Exchange (“NYSE”) listing standards applicable to board composition, including NYSE 303A.01 and NYSE 303A.02 and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed GREEN proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s Amended and Restated Bylaws (the “Bylaws”) and applicable law.  In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, we would identify and properly nominate such substitute nominees in accordance with the Company’s Bylaws and shares of Common Stock represented by the enclosed GREEN proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of FrontFour that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GREEN PROXY CARD.

PROPOSAL TWO

ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

As discussed in further detail in the Company’s proxy statement, the Company is conducting an annual, non-binding advisory vote on the compensation of the named executive officers of the Company.  The Company is asking shareholders to vote for the following resolution:

“RESOLVED, that Sensient’s shareholders hereby approve, on an advisory, nonbinding basis, the compensation paid to Sensient’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement.”

According to the Company’s proxy statement, your vote on this proposal is advisory and non-binding on the Company, the Board, or the Compensation and Development Committee of the Board.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES CONSISTENT WITH THE RECOMMENDATION OF ISS WITH RESPECT TO THIS PROPOSAL.

PROPOSAL THREE

APPROVAL OF THE SENSIENT TECHNOLOGIES CORPORATION
INCENTIVE COMPENSATION PLAN FOR ELECTED CORPORATE OFFICERS

As discussed in further detail in the Company’s proxy statement, the Company is asking shareholders to approve the Sensient Technologies Corporation Incentive Compensation Plan For Elected Corporate Officers in order to continue to provide annual financial incentives for the Company’s elected corporate officers.

According to the Company’s proxy statement, the Incentive Plan was approved at the Company’s January 27, 2000 annual meeting, revisions to expand the performance criteria for setting target goals were approved by the shareholders at the Company’s 2004 annual meeting, revisions to comply with the deferred compensation requirements of Section 409A of the Internal Revenue Code were approved by the shareholders at the Company’s 2009 annual meeting and, most recently, the Compensation Committee on December 5, 2013 approved revisions to amend certain performance criteria for setting target goals, to clarify that bonus awards payable to elected officers that served for a partial fiscal year shall be prorated (subject to the Compensation Committee’s discretion to reduce any such bonus award), to clarify language regarding events outside the Company’s ordinary course of business that may be excluded from actual performance when compared to performance goals in the Compensation Committee’s discretion, to clarify the timing of bonus award payments and to make certain other changes. Under the Incentive Plan, elected officers are eligible to receive annual cash bonuses based on achievement of overall Company or group financial goals during that year.

According to the Company’s proxy statement, if the Incentive Plan is not approved by shareholders, the Incentive Plan will remain in effect as previously approved by shareholders.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES CONSISTENT WITH THE RECOMMENDATION OF ISS WITH RESPECT TO THIS PROPOSAL.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

As discussed in further detail in the Company’s proxy statement, the Audit Committee, subject to shareholder ratification, has selected Ernst & Young LLP, certified public accountants, to audit the financial statements of the Company for the year ending December 31, 2014.

As disclosed in the Company’s proxy statement, shareholder approval is not required to appoint Ernst & Young LLP as the Company’s independent auditors for 2014, but the Audit Committee and the Board consider it appropriate, as a matter of policy, to request that shareholders ratify the appointment. If shareholders should not so ratify, the Audit Committee will reconsider the appointment.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Shareholders who sell shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date.  Based on publicly available information, we believe that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

Shares of Common Stock represented by properly executed GREEN proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees to the Board, ABSTAIN on the advisory vote on executive compensation (which will have no effect on the outcome of the vote on this proposal), ABSTAIN on the vote to approve the Incentive Plan (which will have no effect on the outcome of the vote on this proposal), FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2014, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

This Proxy Statement is soliciting proxies to elect not only our four (4) Nominees, but also the candidates who have been nominated by the Company other than James A.D. Croft, William V. Hickey, Kenneth P. Manning and Essie Whitelaw.   This gives shareholders who wish to vote for our Nominees the ability to vote for a full slate of nine (9) nominees in total.  Under applicable proxy rules we are required either to solicit proxies only for our four (4) Nominees, which could result in limiting the ability of shareholders to fully exercise their voting rights with respect to the Company’s nominees, or to solicit for our four (4) Nominees and for fewer than all of the Company’s nominees, which enables a shareholder who desires to vote for our four (4) Nominees to also vote for those of the Company’s nominees for whom we are soliciting proxies.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.  There is no assurance that any of the Company’s nominees will serve as directors if our Nominees are elected.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Annual Meeting, the presence, in person or by proxy, of the holders of at least a majority of the 50,199,509 shares of Common Stock outstanding as of the Record Date, will be considered a quorum allowing votes to be taken and counted for the matters before the shareholders.

If you are a shareholder of record, you must deliver your vote by mail or attend the Annual Meeting in person and vote in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum.  However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under current NYSE rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on the proposals relating to the election of directors, the advisory vote on executive compensation or the approval of the Incentive Plan, but will have discretionary authority to vote your shares on the proposal regarding the ratification of the Company’s independent auditor.  Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on those proposals.  Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for non-contested and contested director elections.  As a result of our nomination of the Nominees, the director election at the Annual Meeting will be contested, so the nine nominees for director receiving the highest vote totals will be elected as directors of the Company.  With respect to the election of directors, only votes cast “FOR” a nominee will be counted.  Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.  Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee.  Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Advisory (nonbinding) Vote on Executive Compensation ─ According to the Company’s proxy statement, although the vote is non-binding, the advisory vote will be approved if the Company receives the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote with respect to this proposal.  The Company has indicated that abstentions and broker non-votes will not affect the outcome of this proposal.

Approval of Incentive Plan ─ According to the Company’s proxy statement, assuming that a quorum is present, the Incentive Plan will be approved if more shares are voted in favor of approval than are voted against approval of the plan.  The Company has indicated that abstentions and broker non-votes will not affect the outcome of this proposal.

Ratification of the Appointment of Accounting Firm ─ According to the Company’s proxy statement, assuming that a quorum is present, the selection of Ernst & Young LLP will be deemed to have been ratified if more shares are voted in favor of ratification than are voted against ratification.  The Company has indicated that any shares of Common Stock which are not voted on this matter at the Annual Meeting (whether by abstention or otherwise) will have no effect on this matter.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to the FrontFour in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement or to the Company at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, FrontFour requests that either the original or photostatic copies of all revocations be mailed to FrontFour in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement so that FrontFour will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock.  Additionally, Okapi Partners may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GREEN PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by FrontFour.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

FrontFour has entered into an agreement with Okapi Partners for solicitation and advisory services in connection with this solicitation, for which Okapi Partners will receive a fee not to exceed $150,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Okapi Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  FrontFour has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  FrontFour will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Okapi Partners will employ approximately 25 persons to solicit the Company’s shareholders for the Annual Meeting.

FrontFour Master and its affiliates have agreed to pay a specified proportional share of all expenses incurred in connection with the solicitation of proxies pursuant to the terms of a Solicitation Agreement (as described above).  Costs of this solicitation of proxies are currently estimated to be approximately $350,000.  FrontFour estimates that through the date hereof, its expenses in connection with this solicitation are approximately $80,000.  FrontFour intends to seek reimbursement from the Company of all expenses it incurs in connection with the solicitation of proxies for the election of the Nominees to the Board at the Annual Meeting.  If such reimbursement is approved by the Board, FrontFour does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Nominees and the members of FrontFour are participants in this solicitation. The principal business of each of FrontFour Master, the Event Driven Portfolio and the Canadian Fund is investing in securities. The principal business of FrontFour Capital is serving as the investment manager of FrontFour Master and of accounts it separately manages (the “Separately Managed Accounts”), and the sub-adviser of the Event Driven Portfolio.  The principal business of FrontFour Corp. is serving as the investment manager of the Canadian Fund.  Each of Messrs. George and Lorber are managing members and principal owners of FrontFour Capital and principal owners of FrontFour Corp.

The address of the principal office of each of FrontFour Capital, the Event Driven Portfolio and Messrs. George and Lorber is 68 Southfield Avenue, Two Stamford Landing, Suite 290, Stamford, CT 06902.  The address of the principal office of FrontFour Master is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9007, Cayman Islands.  The address of the principal office of each of FrontFour Corp. and the Canadian Fund is 2600-1075 West Georgia Street, Vancouver, British Columbia V6E 3C9.

As of the date hereof, FrontFour Master directly owned 457,930 shares of Common Stock, including 37,200 shares of Common Stock underlying certain call options exercisable within 60 days of the date hereof.  As of the date hereof, the Event Driven Portfolio directly owned 162,610 shares of Common Stock, including 2,200 shares of Common Stock underlying certain call options exercisable within 60 days of the date hereof.  As of the date hereof, the Separately Managed Accounts directly owned 77,580 shares of Common Stock, including 7,100 shares of Common Stock underlying certain call options exercisable within 60 days of the date hereof. FrontFour Capital, as the investment manager of FrontFour Master and of the Separately Managed Accounts, and the sub-adviser of the Event Driven Portfolio, may be deemed to beneficially own the 457,930 shares of Common Stock directly owned by FrontFour Master, the 77,580 shares of Common Stock directly owned by the Separately Managed Accounts and the 162,610 shares of Common Stock directly owned by the Event Driven Portfolio. As of the date hereof, the Canadian Fund directly owned 64,815 shares of Common Stock, including 5,500 shares of Common Stock underlying certain call options exercisable within 60 days of the date hereof.  FrontFour Corp., as the investment manager of the Canadian Fund, may be deemed to beneficially own the 64,815 shares of Common Stock directly owned by the Canadian Fund.  Each of Messrs. George, Lorber and Loukas, as managing members and principal owners of FrontFour Capital and principal owners of FrontFour Corp., may be deemed to beneficially own the 457,930 shares of Common Stock directly owned by FrontFour Master, the 162,610 shares of Common Stock directly owned by the Event Driven Portfolio, the 77,580 shares of Common Stock directly owned by the Separately Managed Accounts, and the 64,815 shares of Common Stock directly owned by the Canadian Fund.

Each participant in this solicitation, as a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the 762,935 shares of Common Stock owned in the aggregate by all of the participants in this solicitation.  Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule I.

The members of FrontFour who directly own securities of the Company effect purchases of securities primarily through margin accounts maintained for them with prime brokers, which may extend margin credit to them as and when required to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules and the prime brokers’ credit policies.  In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the accounts.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years except as disclosed in the biographical extracts of the Nominees set forth above.

OTHER MATTERS AND ADDITIONAL INFORMATION

Other Matters

Other than as discussed above, we are unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which we are not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GREEN proxy card will vote on such matters in their discretion.

Shareholder Proposals

Proposals of shareholders intended to be presented at the 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) must, in order to be included in the Company’s proxy statement and the form of proxy for the 2015 Annual Meeting, be in writing and received by the Secretary of the Company on or before November 14, 2014, and must otherwise comply with the applicable rules of the Securities and Exchange Commission.  Under the Company’s Bylaws, appropriate shareholder proposals will be presented at the 2015 Annual Meeting without inclusion in the proxy materials if such proposals are received by the Company no later than March 4, 2015.

In addition, the Company’s Bylaws establish procedures for shareholder nominations for election of directors of the Company and bringing business before any annual meeting of shareholders of the Company. Among other things, to bring business before an annual meeting or to nominate a person for election as a director at an annual meeting, a shareholder must give written notice to the Secretary of the Company not less than 50 days (and, in the case of nominations, not more than 90 days) prior to the third Thursday after the first Friday in the month of April next following the last annual meeting held. The notice must contain certain information about the proposed business or the nominee and the shareholder making the proposal as specified in the Bylaws.  Nominations for election of directors must include a completed D&O questionnaire from the nominee and specified written affirmations and other materials as described in the Bylaws.

Any shareholder interested in making a nomination or proposal should request a copy of the applicable Bylaw provisions from the Secretary of the Company or obtain them from the Company’s website (www.Sensient.com), and send any such nomination or proposal to the Secretary of the Company at the Company’s executive offices at 777 East Wisconsin Avenue, 11th Floor, Milwaukee, Wisconsin 53202.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2015 Annual Meeting is based on information contained in the Company’s proxy statement.  The incorporation of this information in this Proxy Statement should not be construed as an admission by FrontFour that such procedures are legal, valid or binding.

Incorporation by Reference

We have omitted from this Proxy Statement certain disclosure required by applicable law that is expected to be included in the Company’s proxy statement relating to the Annual Meeting based on reliance on Rule 14a-5(c).  This disclosure includes, among other things, current biographical information on the Company’s directors, information concerning executive compensation, and other important information.  See Schedule II for information regarding persons who beneficially own more than 5% of the shares of Common Stock and the ownership of the shares of Common Stock by the directors and management of the Company.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

FrontFour Master Fund, Ltd.

March 18, 2014

SCHEDULE I

TRANSACTIONS IN SECURITIES OF SENSIENT TECHNOLOGIES CORPORATION DURING THE PAST TWO YEARS

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

FRONTFOUR MASTER FUND, LTD.
Purchase of Common Stock	8,058	07/23/2013
Purchase of Common Stock	9,589	07/24/2013
Purchase of Common Stock	5,994	07/29/2013
Purchase of Common Stock	1,998	07/30/2013
Purchase of Common Stock	11,988	07/30/2013
Purchase of Common Stock	10,992	07/31/2013
Purchase of Common Stock	416	08/06/2013
Purchase of Common Stock	3,122	08/07/2013
Purchase of Common Stock	2,906	08/08/2013
Purchase of Common Stock	2,081	08/09/2013
Purchase of Common Stock	2,081	08/12/2013
Purchase of Common Stock	5,168	08/15/2013
Purchase of Common Stock	414	08/15/2013
Purchase of Common Stock	414	08/16/2013
Purchase of Common Stock	414	08/16/2013
Purchase of Common Stock	207	08/16/2013
Purchase of Common Stock	42	08/16/2013
Purchase of Common Stock	2,067	08/19/2013
Purchase of Common Stock	414	08/20/2013
Purchase of Common Stock	207	08/20/2013
Purchase of Common Stock	4,134	08/20/2013
Purchase of Common Stock	4,134	08/21/2013
Purchase of Common Stock	2,067	08/21/2013
Purchase of Common Stock	2,067	08/22/2013
Purchase of Common Stock	2,894	08/23/2013

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

Purchase of Common Stock	2,067	08/26/2013
Purchase of Common Stock	6,201	08/27/2013
Purchase of Common Stock	1,034	08/27/2013
Purchase of Common Stock	744	08/27/2013
Purchase of Common Stock	869	08/29/2013
Purchase of Common Stock	2,067	08/30/2013
Purchase of Common Stock	2,067	08/30/2013
Purchase of Common Stock	3,731	09/03/2013
Purchase of Common Stock	2,058	09/03/2013
Purchase of Common Stock	2,057	09/04/2013
Purchase of Common Stock	6,111	09/13/2013
Purchase of Common Stock	700	09/30/2013
Purchase of Common Stock	2,061	10/03/2013
Purchase of Common Stock	1,031	10/03/2013
Purchase of Common Stock	3,000	10/03/2013
Purchase of Common Stock	700	10/04/2013
Sale of Common Stock	(1,852)	11/11/2013
Purchase of Common Stock	7,000	12/02/2013
Purchase of Common Stock	7,500	12/16/2013
Purchase of Common Stock	5,000	12/16/2013
Purchase of Common Stock	4,250	12/26/2013
Purchase of Common Stock	2,538	12/26/2013
Purchase of Common Stock	5,075	12/27/2013
Purchase of Common Stock	3,045	12/30/2013
Purchase of Common Stock	5,000	12/31/2013
Purchase of Common Stock	1,195	12/31/2013
Receipt of Common Stock	35,949*	01/01/2014
Purchase of Common Stock	4,000	01/02/2014

* Represents shares transferred from the Separately Managed Accounts to FrontFour Master Fund, Ltd.

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

Purchase of Common Stock	5,704	01/02/2014
Purchase of Common Stock	1,426	01/06/2014
Purchase of Common Stock	7,000	01/22/2014
Purchase of Common Stock	28,750	01/23/2014
Purchase of Common Stock	5,750	01/24/2014
Purchase of Common Stock	28,750	01/27/2014
Purchase of Common Stock	17,250	01/28/2014
Purchase of Common Stock	4,522	01/29/2014
Purchase of Common Stock	2,875	01/29/2014
Purchase of Common Stock	5,750	01/29/2014
Purchase of Common Stock	2,875	01/31/2014
Purchase of Common Stock	1,150	01/31/2014
Purchase of Common Stock	1,725	01/31/2014
Purchase of Common Stock	5,796	02/03/2014
Purchase of Common Stock	5,772	02/04/2014
Purchase of Common Stock	577	02/05/2014
Purchase of Common Stock	13,780	02/06/2014
Purchase of Common Stock	8,658	02/07/2014
Purchase of Common Stock	28,466	02/07/2014
Purchase of Common Stock	8,658	02/10/2014
Purchase of Common Stock	10,101	02/12/2014
Purchase of Common Stock	4,329	02/12/2014
Purchase of Common Stock	5,000	02/25/2014
Purchase of Common Stock	5,000	02/25/2014
Purchase of Common Stock	5,000	02/27/2014
Purchase of Common Stock	7,000	02/28/2014

Purchase of Call Options	23,900(1)	01/21/2014
Purchase of Call Options	7,500(1)	01/22/2014
Purchase of Call Options	5,800(2)	02/12/2014
Sale of Put Options	(23,900)(3)	01/21/2014
Sale of Put Options	(7,500)(3)	01/22/2014
Sale of Put Options	(5,800)(4)	02/12/2014

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

EVENT DRIVEN PORTFOLIO, A SERIES OF UNDERLYING FUNDS TRUST
Purchase of Common Stock	5,190	07/23/2013
Purchase of Common Stock	6,176	07/24/2013
Purchase of Common Stock	3,860	07/29/2013
Purchase of Common Stock	1,287	07/30/2013
Purchase of Common Stock	7,719	07/30/2013
Purchase of Common Stock	3,646	07/31/2013
Purchase of Common Stock	244	08/06/2013
Purchase of Common Stock	1,827	08/07/2013
Purchase of Common Stock	2,279	08/08/2013
Purchase of Common Stock	1,218	08/09/2013
Purchase of Common Stock	1,218	08/12/2013
Purchase of Common Stock	3,046	08/15/2013
Purchase of Common Stock	244	08/15/2013
Purchase of Common Stock	244	08/16/2013
Purchase of Common Stock	244	08/16/2013
Purchase of Common Stock	122	08/16/2013
Purchase of Common Stock	24	08/16/2013
Purchase of Common Stock	1,219	08/19/2013
Purchase of Common Stock	244	08/20/2013
Purchase of Common Stock	122	08/20/2013
Purchase of Common Stock	2,437	08/20/2013
Purchase of Common Stock	2,437	08/21/2013
Purchase of Common Stock	1,219	08/21/2013
Purchase of Common Stock	1,219	08/22/2013
Purchase of Common Stock	1,706	08/23/2013

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

Purchase of Common Stock	1,219	08/26/2013
Purchase of Common Stock	3,655	08/27/2013
Purchase of Common Stock	609	08/27/2013
Purchase of Common Stock	439	08/27/2013
Purchase of Common Stock	512	08/29/2013
Purchase of Common Stock	1,219	08/30/2013
Purchase of Common Stock	1,219	08/30/2013
Purchase of Common Stock	2,448	09/03/2013
Purchase of Common Stock	1,227	09/03/2013
Purchase of Common Stock	1,228	09/04/2013
Purchase of Common Stock	3,837	09/13/2013
Purchase of Common Stock	5,000	09/20/2013
Purchase of Common Stock	1,264	10/03/2013
Purchase of Common Stock	632	10/03/2013
Purchase of Common Stock	500	10/03/2013
Sale of Common Stock	(1,142)	11/11/2013
Purchase of Common Stock	1,318	12/26/2013
Purchase of Common Stock	2,635	12/27/2013
Purchase of Common Stock	1,581	12/30/2013
Purchase of Common Stock	621	12/31/2013
Purchase of Common Stock	2,270	01/02/2014
Purchase of Common Stock	567	01/06/2014
Purchase of Common Stock	2,800	01/22/2014
Purchase of Common Stock	11,450	01/23/2014
Purchase of Common Stock	2,290	01/24/2014
Purchase of Common Stock	11,450	01/27/2014
Purchase of Common Stock	6,870	01/28/2014
Purchase of Common Stock	1,801	01/29/2014
Purchase of Common Stock	1,145	01/29/2014
Purchase of Common Stock	2,290	01/29/2014

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

Purchase of Common Stock	1,145	01/31/2014
Purchase of Common Stock	458	01/31/2014
Purchase of Common Stock	687	01/31/2014
Purchase of Common Stock	2,265	02/03/2014
Purchase of Common Stock	2,255	02/04/2014
Purchase of Common Stock	226	02/05/2014
Purchase of Common Stock	4,510	02/06/2014
Purchase of Common Stock	3,383	02/07/2014
Purchase of Common Stock	9,316	02/07/2014
Purchase of Common Stock	3,383	02/10/2014
Purchase of Common Stock	3,946	02/12/2014
Purchase of Common Stock	1,691	02/12/2014
Purchase of Common Stock	5,000	02/24/2014

Purchase of Call Options	2,200(2)	02/12/2014
Sale of Put Options	(2,200)(4)	02/12/2014

FRONTFOUR OPPORTUNITY FUND LTD.
Purchase of Common Stock	1,416	07/23/2013
Purchase of Common Stock	1,685	07/24/2013
Purchase of Common Stock	1,051	07/29/2013
Purchase of Common Stock	350	07/30/2013
Purchase of Common Stock	2,103	07/30/2013
Purchase of Common Stock	1,702	07/31/2013
Purchase of Common Stock	83	08/06/2013
Purchase of Common Stock	625	08/07/2013
Purchase of Common Stock	2,019	08/08/2013
Purchase of Common Stock	417	08/09/2013
Purchase of Common Stock	417	08/12/2013
Purchase of Common Stock	1,030	08/15/2013

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

Purchase of Common Stock	82	08/15/2013
Purchase of Common Stock	82	08/16/2013
Purchase of Common Stock	82	08/16/2013
Purchase of Common Stock	41	08/16/2013
Purchase of Common Stock	8	08/16/2013
Purchase of Common Stock	412	08/19/2013
Purchase of Common Stock	82	08/20/2013
Purchase of Common Stock	41	08/20/2013
Purchase of Common Stock	824	08/20/2013
Purchase of Common Stock	824	08/21/2013
Purchase of Common Stock	412	08/21/2013
Purchase of Common Stock	412	08/22/2013
Purchase of Common Stock	577	08/23/2013
Purchase of Common Stock	412	08/26/2013
Purchase of Common Stock	1,236	08/27/2013
Purchase of Common Stock	206	08/27/2013
Purchase of Common Stock	148	08/27/2013
Purchase of Common Stock	173	08/29/2013
Purchase of Common Stock	412	08/30/2013
Purchase of Common Stock	412	08/30/2013
Purchase of Common Stock	684	09/03/2013
Purchase of Common Stock	424	09/03/2013
Purchase of Common Stock	424	09/04/2013
Purchase of Common Stock	1,260	09/13/2013
Purchase of Common Stock	200	09/30/2013
Purchase of Common Stock	418	10/03/2013
Purchase of Common Stock	209	10/03/2013
Sale of Common Stock	(360)	11/11/2013
Purchase of Common Stock	3,000	12/02/2013
Purchase of Common Stock	750	12/26/2013

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

Purchase of Common Stock	477	12/26/2013
Purchase of Common Stock	955	12/27/2013
Purchase of Common Stock	573	12/30/2013
Purchase of Common Stock	225	12/31/2013
Purchase of Common Stock	1,000	01/02/2014
Purchase of Common Stock	847	01/02/2014
Purchase of Common Stock	212	01/06/2014
Purchase of Common Stock	200	01/22/2014
Purchase of Common Stock	4,215	01/23/2014
Purchase of Common Stock	843	01/24/2014
Purchase of Common Stock	4,215	01/27/2014
Purchase of Common Stock	2,529	01/28/2014
Purchase of Common Stock	663	01/29/2014
Purchase of Common Stock	422	01/29/2014
Purchase of Common Stock	843	01/29/2014
Purchase of Common Stock	422	01/31/2014
Purchase of Common Stock	169	01/31/2014
Purchase of Common Stock	253	01/31/2014
Purchase of Common Stock	834	02/03/2014
Purchase of Common Stock	855	02/04/2014
Purchase of Common Stock	85	02/05/2014
Purchase of Common Stock	1,710	02/06/2014
Purchase of Common Stock	1,282	02/07/2014
Purchase of Common Stock	3,532	02/07/2014
Purchase of Common Stock	1,282	02/10/2014
Purchase of Common Stock	1,496	02/12/2014
Purchase of Common Stock	641	02/12/2014
Purchase of Common Stock	1,750	02/21/2014

Purchase of Call Options	3,500(1)	01/21/2014
Purchase of Call Options	1,100(1)	01/22/2014
Purchase of Call Options	900(2)	02/12/2014
Sale of Put Options	(3,500)(3)	01/21/2014
Sale of Put Options	(1,100)(3)	01/22/2014
Sale of Put Options	(900)(4)	02/12/2014

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

FRONTFOUR CAPITAL GROUP LLC (Through the Separately Managed Accounts)

Purchase of Common Stock	5,336	07/23/2013
Purchase of Common Stock	6,350	07/24/2013
Purchase of Common Stock	4,095	07/29/2013
Purchase of Common Stock	1,365	07/30/2013
Purchase of Common Stock	8,190	07/30/2013
Purchase of Common Stock	3,660	07/31/2013
Purchase of Common Stock	257	08/06/2013
Purchase of Common Stock	1,926	08/07/2013
Purchase of Common Stock	2,796	08/08/2013
Purchase of Common Stock	1,284	08/09/2013
Purchase of Common Stock	1,284	08/12/2013
Purchase of Common Stock	3,256	08/15/2013
Purchase of Common Stock	260	08/15/2013
Purchase of Common Stock	260	08/16/2013
Purchase of Common Stock	260	08/16/2013
Purchase of Common Stock	130	08/16/2013
Purchase of Common Stock	26	08/16/2013
Purchase of Common Stock	1,302	08/19/2013
Purchase of Common Stock	260	08/20/2013
Purchase of Common Stock	130	08/20/2013
Purchase of Common Stock	2,605	08/20/2013
Purchase of Common Stock	2,605	08/21/2013

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

Purchase of Common Stock	1,302	08/21/2013
Purchase of Common Stock	1,302	08/22/2013
Purchase of Common Stock	1,823	08/23/2013
Purchase of Common Stock	1,302	08/26/2013
Purchase of Common Stock	3,908	08/27/2013
Purchase of Common Stock	651	08/27/2013
Purchase of Common Stock	469	08/27/2013
Purchase of Common Stock	547	08/29/2013
Purchase of Common Stock	1,302	08/30/2013
Purchase of Common Stock	1,302	08/30/2013
Purchase of Common Stock	3,137	09/03/2013
Purchase of Common Stock	1,291	09/03/2013
Purchase of Common Stock	1,291	09/04/2013
Purchase of Common Stock	3,792	09/13/2013
Purchase of Common Stock	1,257	10/03/2013
Purchase of Common Stock	628	10/03/2013
Purchase of Common Stock	1,500	10/03/2013
Sale of Common Stock	(1,146)	11/11/2013
Purchase of Common Stock	667	12/26/2013
Purchase of Common Stock	1,335	12/27/2013
Purchase of Common Stock	801	12/30/2013
Purchase of Common Stock	314	12/31/2013
Transfer of Common Stock	(35,949)*	01/01/2014
Purchase of Common Stock	1,179	01/02/2014
Purchase of Common Stock	295	01/06/2014
Purchase of Common Stock	5,585	01/23/2014
Purchase of Common Stock	1,117	01/24/2014
Purchase of Common Stock	5,585	01/27/2014
Purchase of Common Stock	3,351	01/28/2014

* Represents shares transferred from the Separately Managed Accounts to FrontFour Master Fund, Ltd.

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

Purchase of Common Stock	879	01/29/2014
Purchase of Common Stock	558	01/29/2014
Purchase of Common Stock	1,117	01/29/2014
Purchase of Common Stock	558	01/31/2014
Purchase of Common Stock	223	01/31/2014
Purchase of Common Stock	335	01/31/2014
Purchase of Common Stock	1,105	02/03/2014
Purchase of Common Stock	1,118	02/04/2014
Purchase of Common Stock	112	02/05/2014
Purchase of Common Stock	1,677	02/07/2014
Purchase of Common Stock	1,677	02/10/2014
Purchase of Common Stock	1,957	02/12/2014
Purchase of Common Stock	839	02/12/2014
Purchase of Common Stock	750	02/21/2014

Purchase of Call Options	4,600(1)	01/21/2014
Purchase of Call Options	1,400(1)	01/22/2014
Purchase of Call Options	1,100(2)	02/12/2014
Sale of Put Options	(4,600)(3)	01/21/2014
Sale of Put Options	(1,400)(3)	01/22/2014
Sale of Put Options	(1,100)(4)	02/12/2014

(1)	Represents shares underlying call options purchased in the over the counter market. These call options expire on September 19, 2014. The per share exercise price of these call options is $40.00.

(2)	Represents shares underlying call options purchased on an exchange. These call options expire on July 19, 2014. The per share exercise price of these call options is $50.00.

(3)	Represents shares underlying put options sold in the over the counter market. These put options expire on September 19, 2014. The per share exercise price of these put options is $35.00.

(4)	Represents shares underlying put options sold on an exchange. These put options expire on July 19, 2014. The per share exercise price of these put options is $45.00.

SCHEDULE II

The following table is reprinted from the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 17, 2014.

PRINCIPAL SHAREHOLDERS

Management

The following table sets forth certain information as of February 24, 2014, regarding the beneficial ownership of Common Stock by each of the executive officers of the Company who is named in the Summary Compensation Table below (“named executive officers”), each director and nominee of the Company, and all of the directors and executive officers of the Company as a group.  Except as otherwise indicated, all shares listed are owned with sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership and Percent of Class (1)(2)(3)(4)
Hank Brown	29,301
Edward H. Cichurski	2,112
Dr. Fergus M. Clydesdale	25,423
James A.D. Croft	26,196
John L. Hammond	55,568
William V. Hickey	38,122
Richard F. Hobbs	66,448
Kenneth P. Manning	272,630
Paul Manning	82,062
Stephen J. Rolfs	134,584
Dr. Elaine R. Wedral	17,300
Essie Whitelaw	18,565
All directors and executive officers as a group (19 persons)	984,112

(1)
No director or named executive officer beneficially owns 1% or more of the Company’s Common Stock.  The beneficial ownership of all directors and executive officers as a group represents 1.96% of the Company’s outstanding Common Stock.  In each case this percentage is based upon the assumed exercise of that number of options which are included in the total number of shares shown (See Note (2), below).

(2)
Includes the following shares subject to stock options which are currently exercisable or exercisable within 60 days of February 24, 2014: Mr. Brown — 10,000 shares; Dr. Clydesdale — 8,000 shares; Mr. Hickey — 4,000 shares; Mr. Rolfs — 21,125 shares; Dr. Wedral — 6,000 shares; Ms. Whitelaw — 667 shares; and all directors and executive officers as a group — 67,667 shares.

(3)	Includes 3,700 shares held by Mr. Brown’s wife, 1,500 shares held by Mr. Croft’s wife and 2,000 shares held by Mr. Kenneth Manning’s wife.

(4)
Shares owned through Sensient’s Savings Plan stock fund and Sensient’s ESOP are held on a unitized basis.  The numbers of shares held through these plans have been estimated based on the closing stock price of $51.01 on February 24, 2014.

II-1

Other Beneficial Owners

The following table sets forth information regarding beneficial ownership by those persons whom the Company believes to be beneficial owners of more than 5% of the Common Stock of the Company as of February 24, 2014 (except as indicated in the footnotes), based solely on review of filings made with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g).

Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of Class (1)
Neuberger Berman Group LLC (2)	5,115,336 shares	10.2%
BlackRock, Inc. (3)	4,387,644 shares	8.7%
The Vanguard Group, Inc. (4)	2,867,573 shares	5.7%

(1)	All percentages are based on 50,194,509 shares of Common Stock outstanding as of February 24, 2014.

(2)
Neuberger Berman Group LLC filed a Schedule 13G dated February 7, 2012, with respect to itself and certain affiliates.  Berman’s address is 605 Third Avenue, New York, New York.  Its Amendment No. 3 to Schedule 13G, dated February 12, 2014, reported that as of December 31, 2013, it held shared power to vote 5,079,515 shares of Common Stock and shared dispositive power with respect to 5,115,336 shares of Common Stock.  It stated that all of the shares are held in the ordinary course of business and not with the purpose or effect of changing or influencing the control of the issuer.

(3)
BlackRock, Inc. filed a Schedule 13G dated January 21, 2011, with respect to itself and certain subsidiaries.  BlackRock’s address is 40 East 52nd Street, New York, New York.  Its Amendment No. 4 to Schedule 13G, dated January 17, 2014, reported that as of December 31, 2013, it held sole power to vote 4,219,620 shares of Common Stock and sole dispositive power with respect to 4,387,644 shares of Common Stock.  It stated that all of the shares are held in the ordinary course of business and not with the purpose or effect of changing or influencing the control of the issuer.

(4)
The Vanguard Group, Inc. filed a Schedule 13G dated February 7, 2013, with respect to itself and certain subsidiaries.  Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania.  Its Amendment No. 1 to Schedule 13G, dated February 6, 2014, reported that, as of December 31, 2013, it had sole power to vote 75,367 shares of Common Stock, sole power to dispose of 2,795,606 shares of Common Stock, and shared power to dispose of 71,967 shares of Common Stock.  It stated that all of the shares were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing the control of the issuer.

II-2

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many shares of Common Stock you own, please give us your proxy FOR the election of our Nominees by taking three steps:

•	SIGNING the enclosed GREEN proxy card,

•	DATING the enclosed GREEN proxy card, and

•	MAILING the enclosed GREEN proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GREEN voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of FrontFour’s proxy materials,
please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
437 Madison Avenue, 28th Floor
New York, N.Y. 10022
(212) 297-0720
Call Toll-Free at: (855) 208-8903
E-mail: info@okapipartners.com

GREEN PROXY CARD
SENSIENT TECHNOLOGIES CORPORATION

2014 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
FRONTFOUR MASTER FUND, LTD.

THE BOARD OF DIRECTORS OF SENSIENT TECHNOLOGIES CORPORATION
IS NOT SOLICITING THIS PROXY

P      R      O     X      Y

_________________________

The undersigned appoints David A. Lorber and Stephen E. Loukas, and each of them, attorneys and agents with full power of substitution to vote all shares of Common Stock, par value $0.10 (the “Common Stock”), of Sensient Technologies Corporation (the “Company”), which the undersigned would be entitled to vote if personally present at the 2014 Annual Meeting of Shareholders of the Company scheduled to be held on Thursday, April 24, 2014, at 2:00 p.m., Central Daylight Time, at the Trump International Hotel, 401 North Wabash Avenue, Chicago, Illinois (including at any adjournments or postponements thereof and at any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to FrontFour Master Fund, Ltd. (“FrontFour”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “ABSTAIN” ON PROPOSAL 2 and 3 (WHICH WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE ON THIS PROPOSAL) AND “FOR” PROPOSAL 4.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

FrontFour’s Proxy Statement and this GREEN proxy card are available at  www.OkapiVote.com/Sensient
IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GREEN PROXY CARD

FRONTFOUR RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1.  FRONTFOUR MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2, 3 AND 4.

[X] Please mark vote as in this example

1.	FRONTFOUR’S PROPOSAL TO ELECT DIRECTORS:

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT

Nominees:	James R. Henderson James E. Hyman Stephen E. Loukas William E. Redmond, Jr.	[ ]	[ ]	[ ]

FrontFour intends to use this proxy to vote (i) “FOR” James R. Henderson, James R. Henderson, Stephen E. Loukas and William E. Redmond, Jr. and (ii) “FOR” the candidates who have been nominated by the Company to serve as a director, other than James A.D. Croft, William V. Hickey, Kenneth P. Manning and Essie Whitelaw, for whom FrontFour is not seeking authority to vote for and will not exercise any such authority.  The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the company’s proxy statement.  There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our Nominees are elected.

NOTE: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below.  Your shares will be voted for the remaining nominee(s).

_______________________________________________________________

2.
THE COMPANY’S PROPOSAL TO APPROVE, IN A NON-BINDING ADVISORY VOTE, THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION AS DISCLOSED IN THE COMPANY’S  PROXY STATEMENT:
	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	THE COMPANY’S PROPOSAL TO APPROVE THE SENSIENT TECHNOLOGIES CORPORATION INCENTIVE COMPENSATION PLAN FOR ELECTED CORPORATE OFFICERS:	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	THE COMPANY’S PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR 2014:	FOR ☐	AGAINST ☐	ABSTAIN ☐

GREEN PROXY CARD

DATED:  __________________, 2014

_______________________________
Signature

_______________________________
Signature (if held jointly)

_______________________________
Title

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.